                                                                     EXHIBIT 5.2
October 26, 2005

Quanta Capital Holdings Ltd.
Cumberland House
1 Victoria Street
Hamilton HM 11, Bermuda

QCH Capital Trust I
QCH Capital Trust II
c/o Quanta Capital Holdings Ltd.
Cumberland House
1 Victoria Street
Hamilton HM 11, Bermuda

Ladies and Gentlemen,

We have acted as U.S. counsel to Quanta Capital Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the "Company"), in connection with the preparation of the registration statement on Form S-3 (the
"Registration Statement") to be filed on or about October 27, 2005 by the
Company and the QCH Capital Trust I and QCH Capital Trust II (together, the
"Trusts"), each a statutory trust created under the Delaware Statutory Trust
Act, with the Securities and Exchange Commission (the "Commission"). The
Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the
Securities Act of 1933, as amended (the "Securities Act"), of the following securities with an aggregate initial public offering price of up to $125,000,000 or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency unit or units or composite currency or currencies as shall be designated by the Company or the Trusts: (i)
preferred shares of the Company (the "Preferred Shares"), in one or more series;
(ii) trust preferred securities (the "Trust Preferred Securities") of the
Trusts, which may be issued by the Trusts; (iii) junior subordinated unsecured debt securities of the Company to be issued to one or more of the Trusts in one or more series (the "Junior Subordinated Debt Securities"), which may be issued under a junior subordinated indenture proposed to be entered into between the
Company and The Bank of New York, as trustee (the "Trust Indenture"); and (iv)
guarantees of the Company (the "Trust Preferred Securities Guarantees") of the
Trust Preferred Securities, which may be issued in the form of a Trust Preferred
Securities Guarantee Agreement proposed to be entered into by the Company and a preferred guarantee trustee or trustees to be named (the "Preferred Guarantee
Trustee" or "Preferred Guarantee Trustees") (each, a "Guarantee Agreement"). The
Preferred Shares, the Trust Preferred Securities and the Junior Subordinated
Debt Securities are collectively referred to herein as the "Offered Securities."

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Memorandum of Association and the Amended and Restated
Bye-Laws of the

October 26, 2005
Page - 2

Company, each as amended to the date hereof (the "Charter Documents"); (ii)
resolutions adopted by the board of directors of the Company (the board of directors being referred to herein as the "Board"); (iii) the form of
Registration Statement relating to the Offered Securities; (iv) the Certificate of Trust of each Trust (each, a "Certificate of Trust"), as filed with the
Secretary of State of the State of Delaware on October 17, 2005, each such
Certificate of Trust being among The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), The Bank of New York, as Institutional Trustee
(the "Institutional Trustee"), and Kenneth King and Jonathan J.R. Dodd, as
Administrative Trustees (each, an "Administrative Trustee"), respectively, each included as an exhibit to the Registration Statement; (v) the Declaration of
Trust of each Trust (each, a "Declaration of Trust") dated October 17, 2005, each such Declaration of Trust being among the Company, as sponsor, the Delaware
Trustee, the Institutional Trustee and the Administrative Trustees,
respectively, each included as an exhibit to the Registration Statement; (vi)
the form of the amended and restated declaration of trust (the "Amended
Declaration") (including the form of the Trust Preferred Securities), included as an exhibit to the Registration Statement; (vii) the form of Trust Indenture and the Guarantee Agreement, included as exhibits to the Registration Statement;
and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii)
all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company and the Trusts) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and timely filed with the Commission describing the Offered Securities; (viii) all
Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Trust Indenture, together with any supplemental indenture relating to Junior Subordinated Debt Securities to be issued under the Trust Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (x)
with respect to Junior Subordinated Debt Securities, Trust Preferred Securities
Guarantees and the Trust Preferred Securities, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended and a Statement of Eligibility of the trustee on a Form T-1 has been or will be filed with the
Commission with respect to such trustee; (xi) if in an underwritten offering, a

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definitive purchase, underwriting or similar agreement with respect to any
Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xiii) with respect to Preferred Shares offered, there will be sufficient Preferred Shares authorized under the
Company's Charter Documents and not otherwise reserved for issuance.

We have also assumed that each of the Company and the Trusts has complied and will comply with all aspects of the laws of all relevant jurisdictions
(including the laws of Bermuda and Delaware) in connection with the transactions contemplated by, and the performance of its obligations with respect to the issuance of the Offered Securities. We have also assumed that the Amended
Declaration of each Trust, the Junior Subordinated Debt Securities, the Trust
Indenture, the Trust Preferred Securities of each Trust, the Trust Preferred
Securities Guarantees and the Guarantee Agreements will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Trusts, as applicable, of, and the performance of their respective obligations under, the
Offered Securities, the Trust Indenture and the Guarantee Agreements will not violate, conflict with or constitute a default under (i) the Charter Documents of the Company, the Certificate of Trust or Declaration of Trust of each Trust, or any agreement or other instrument to which the Company, the Trusts or their respective properties are subject; (ii) any law, rule or regulation to which the
Company or any of the Trusts is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (i) the Company and the Trusts have duly authorized the filing of the Registration Statement under Bermuda and
Delaware law, as applicable; (ii) prior to the issuance of any Offered
Securities, the Company will have duly authorized the issuance and terms of the
Offered Securities under Bermuda law; (iii) prior to the issuance of any Offered
Securities, each of the Trust Indenture, the Declarations of Trust, the Amended
Declarations and the Guarantee Agreements, as applicable, and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company or the Trusts under Bermuda or
Delaware law, as applicable; (iv) the choice of New York law in each of the
Trust Indenture and the Guarantee Agreements is legal and valid under the laws of other applicable jurisdictions; (v) the execution and delivery by the Company or the Trusts, as applicable, of each Declaration of Trust, each Amended
Declaration, each Guarantee Agreement and each other certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder did not and will not violate or conflict with any laws of
Bermuda or Delaware, as applicable; and (vi) each of the Company and the Trusts has and will have otherwise complied with all aspects of the laws of Bermuda and
Delaware, as applicable, in connection with the issuance of the Offered
Securities as contemplated by the Registration Statement.

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Based on the foregoing, we are of the opinion that with respect to the Junior
Subordinated Debt Securities and the Trust Preferred Securities Guarantees to be
offered pursuant to the Registration Statement (respectively, the "Offered
Junior Subordinated Debt Securities" and the "Offered Trust Preferred Securities
Guarantees"), when (i) the terms of the Offered Junior Subordinated Debt
Securities and the Offered Trust Preferred Securities Guarantee and the issuance and sale thereof have been duly established in conformity with the applicable
Trust Indenture and Guarantee Agreement; and (ii) the Offered Junior
Subordinated Debt Securities and the Offered Trust Preferred Securities
Guarantees have been duly executed, authenticated and countersigned, as applicable, in accordance with the provisions of the applicable Trust Indenture and Guarantee Agreement and duly issued and sold in accordance with the applicable Trust Indenture, Guarantee Agreement, the Registration Statement,
including the prospectus supplement and any term sheet thereto, and, if in an underwritten offering, a valid and binding purchase, underwriting or agency agreement, and upon payment of the agreed-upon consideration therefor, the
Offered Junior Subordinated Debt Securities and the Offered Trust Preferred
Securities Guarantees will be binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i)
bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Junior Subordinated Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Junior
Subordinated Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Trust Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the State of
New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws, and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations,

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as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal
Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

BAKER & MCKENZIE LLP

/s/ Baker & McKenzie LLP